Exhibit 23.2

                                 [LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 20, 2000, with respect to the financial statements of Avic Technologies, LTD as of and for the period March 4, 1999 (date of incorporation) to December 31, 1999, filed with the Securities and Exchange Commission.


/s/Kingery, Crouse & Hohl, P.A.
KINGERY, CROUSE & HOHL P.A.

January 23, 2001
Tampa, Florida